EXHIBIT 21.1

SUBSIDIARIES OF TESLA MOTORS, INC.

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Roadster Automobile Sales and Service (Beijing) Co., Ltd.	China
Roadster Finland Oy	Finland
Tesla 2014 Warehouse SPV LLC	Delaware
Tesla Automobile Distribution (Beijing) Co., Ltd.	China
Tesla Automobile Sales and Service (Beijing) Co., Ltd.	China
Tesla Automobile Sales and Service (Chengdu) Co., Ltd.	China
Tesla Automobile Sales and Service (Chengdu) 2 Co., Ltd.	China
Tesla Automobile Sales and Service (Guangzhou) Co., Ltd.	China
Tesla Automobile Sales and Service (Hangzhou) Co., Ltd.	China
Tesla Automobile Sales and Service (Nanjing) Co., Ltd.	China
Tesla Automobile Sales and Service (Shanghai) Co., Ltd.	China
Tesla Automobile Sales and Service (Shenzhen) Co., Ltd.	China
Tesla Automobile Sales and Service (Wuhan) Co., Ltd.	China
Tesla Automobile Sales and Service (Xi’an) Co., Ltd.	China
Tesla Automobiles Mexico, S. de R.L. de C.V.	Mexico
Tesla Automobiles Sales and Service Mexico, S. de R.L. de C.V.	Mexico
Tesla Energia Macau Limitada	Macau
Tesla Finance LLC	Delaware
Tesla Financial Services GmbH	Germany
Tesla Financial Services Holdings B.V.	Netherlands
Tesla Financial Services Limited	UK
Tesla International B.V.	Netherlands
Tesla Lease Trust	Delaware
Tesla LLC	Delaware
Tesla Jordan Car Trading LLC	Jordan
Tesla Motors Australia, Pty Ltd	Australia
Tesla Motors Austria GmbH	Austria
Tesla Motors Belgium SPRL	Belgium
Tesla Motors Canada ULC	Canada
Tesla Motors Coöperatief U.A.	Netherlands
Tesla Motors Denmark ApS	Denmark
Tesla Motors Exports LLC	Delaware
Tesla Motors FL, Inc.	Florida
Tesla Motors France S.à r.l.	France
Tesla Motors GmbH	Germany
Tesla Motors HK Limited	Hong Kong
Tesla Motors Italy S.r.l.	Italy
Tesla Motors Japan GK	Japan
Tesla Motors Leasing, Inc.	Delaware
Tesla Motors Limited	UK
Tesla Motors Luxembourg S.à r.l.	Luxembourg

Tesla Motors MA, Inc.	Massachusetts
Tesla Motors Netherlands B.V.	Netherlands
Tesla Motors New York LLC	New York
Tesla Motors NL LLC	Delaware
Tesla Motors Norway AS	Norway
Tesla Motors NV, Inc.	Nevada
Tesla Motors PA, Inc.	Pennsylvania
Tesla Motors Singapore Private Limited	Singapore
Tesla Motors Singapore Holdings Pte. Ltd.	Singapore
Tesla Motors Stichting	Netherlands
Tesla Motors Switzerland GmbH	Switzerland
Tesla Motors TN, Inc.	Tennessee
Tesla Motors TX, Inc.	Texas
Tesla Motors UT, Inc.	Utah
TM International C.V.	Netherlands
TM Sweden AB	Sweden